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                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 4, 2006

                                ISECURETRAC CORP.
             (Exact name of registrant as specified in its charter)

               Delaware                                          0-26455
         (State of Formation)                           (Commission File Number)

                                   87-0347787
                      (IRS Employer Identification Number)

        5078 South 111th Street
                Omaha, NE                                        68137
(Address of principal executive offices)                       (Zip Code)

                                 (402) 537-0022
              (Registrants' telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On August 4, 2006, Thomas E. Wharton, Jr. resigned as President and Chief Executive Officer of iSecureTrac Corp. (the "Company"). Mr. Wharton also resigned as a director of the Company on that date. His resignation was not due to any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

      The Board of Directors has appointed Peter A. Michel as the President and Chief Executive Officer of the Company effective August 4, 2006. Mr. Michel has also been appointed to fill the vacancy on the Company's Board of Directors resulting from Mr. Wharton's resignation.

      Mr. Michel, age 63, had been acting as an outside consultant to the Company. Prior to that, he served as an operations team member for Cereberus Capital Management from July 2005 through March 2006. Mr. Michel was President and Chief Executive Officer of General Fiber Corporation from May to July 2005, Chief Executive Officer of NEP Broadcasting from 2003 to 2004 and Chief Executive Officer of Brink's Home Security from 1988 to 2001. From 2002 to 2005, Mr. Michel served as the Chairman of the Homeland Security Advisory Council of the Security Industry Association.

      Mr. Michel has entered into an Employment Agreement with the Company, dated August 4, 2006. The Employment Agreement has an indefinite term and provides that Mr. Michel will be paid a base salary of $225,000 per year. Mr. Michel is also eligible to receive an annual bonus of up to 50% of his base salary and will receive housing and a leased automobile in the Omaha, Nebraska area. Mr. Michel will be granted options to purchase 430,856 shares of the Company's common stock which vest on an equal monthly basis over 36 months. The Employment Agreement contains standard confidentiality and noncompetition provisions and provides for a severance payment to Mr. Michel equal to one year's salary if he is discharged for reasons other than as defined in the Employment Agreement as "cause".

      There are no family relationships between Mr. Michel and any director or other executive officer of the Company and he was not selected by the Board of Directors to serve as the Company's President and Chief Executive Officer pursuant to any arrangement or understanding with any person. Mr. Michel provided consulting services to the Company on an independent contractor basis beginning in May 2006 and earned fees of $25,000 per month for such services.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement between the Company and Peter Michel, dated August 4, 2006

99.1 Press Release, dated August 4, 2006, announcing the appointment of Peter Michel to the position of President and Chief Executive Officer and as a Director.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ISECURETRAC CORP.

                                        By /s/ Peter A. Michel
                                           -------------------------------------
                                           Peter A. Michel
                                           Chief Executive Officer

August 7, 2006


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